Ex99-5

[stamp]F030204000 652
CSC 45

                                               CERTIFICATE OF MERGER
                                                        OF
                                          HIGHLAND FOREST RESOURCES, INC.
                                                   WITH AND INTO
                                        HIGHLAND PIPELINE & RESOURCES CORP.

                 Pursuant to Section 904 of the Business Corporation Law of the State of New York

         HIGHLAND PIPELINE & RESOURCES CORP., a New York corporation (the "NY Corporation"), and HIGHLAND FOREST
RESOURCES, INC., a Pennsylvania corporation (the "PA Corporation"), hereby certify as follows:

         FIRST:   The name and state of organization of each of the Constituent Corporations to the Merger are as follows:

                  Name                                                          State of Organization

         Highland Pipeline & Resources  Corp.                                   New York

         Highland Forest Resources, Inc.                                        Pennsylvania

         SECOND:  The initial Certificate of Incorporation of the NY Corporation was filed with the Secretary of
State of the State of New York on January 22, 2003.  The initial Articles of Incorporation of the PA Corporation were filed with the Secretary of State of New York on 2/12/01.

         THIRD:   The NY Corporation is authorized to issue ten thousand (10,000) shares of common stock, two thousand five hundred (2,500) of which are designated Class A Common Stock, par value $0.01 per share ("Class A
Common Stock"), and seven thousand five hundred of which are designated as Class B Common Stock, par value $0.01 per share ("Class B Common Stock").  Ten (10) shares of Class A Common Stock are issued and outstanding and owned by National Fuel Gas Company, a New Jersey corporation ("Parent") and each such share is entitled to vote.  No shares of Class B Common Stock are outstanding.

         FOURTH:  The PA Corporation is authorized to issue four thousand five hundred (4,500) shares of common stock, par value $1.00 per share ("Common Stock").  Four thousand five hundred (4,500) shares of Common Stock are issued and outstanding and owned by Parent and each such share is entitled to vote.

         FIFTH:   The merger herein certified was authorized in respect of the surviving constituent corporation
[by the written consent of holders of outstanding shares of the corporation entitled to vote on the plan of merger, having not less than the minimum requisite proportion of votes, which has been given in accordance with section 615 of the Business Corporation Law of the State of New York.  Written notice has been given as and to the extent required by the said section 615.] [by the vote of holders of outstanding shares of the corporation entitled to vote on the plan of merger under the certificate of incorporation, having not less than the minimum requisite proportion of votes and by the class vote of the holders of outstanding shares having not less than the minimum requisite proportion of votes of each
[class] [series] which are denied voting power under the certificate of incorporation but which are entitled to vote by class under paragraph (a)(2) of section 903 of the Business Corporation Law of the State of New York.]

         SIXTH  The merger herein certified was authorized in respect of the merged constituent corporation in accordance with the laws of its jurisdiction of incorporation and is in compliance with said laws.  The following is a statement of any amendments or changes in the certificate of incorporation of the surviving constituent corporation to be effected by the merger.  The certificate of incorporation of HIGHLAND
PIPELINE & RESOURCES CORP. shall be amended to change the name of the corporation.  To accomplish said amendment, Article First of the certificate of incorporation is amended to read:

         "FIRST:  The name of the corporation is Highland Forest Resources, Inc."

         IN WITNESS WHEREOF, each of Highland Pipeline & Resources Corp. and Highland Forest Resources, Inc. has
caused this Certificate of Merger to be signed by its duly authorized officers this 3rd day of February, 2003.

                                            HIGHLAND PIPELINE & RESOURCES CORP.

                                            By:  /s/ D. J. Seeley
                                                  D. J. Seeley, President

                                            HIGHLAND FOREST RESOURCES, INC.

                                            By:  /s/ James A. Beck
                                                 James A. Beck, President